EXHIBIT 11


                             TOTAL CONTAINMENT, INC.
                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)

                                                           Twelve Months Ended     Twelve Months Ended     Twelve Months Ended
                                                            December 31, 1997       December 31, 1998       December 31, 1999
                                                           -------------------     --------------------    --------------------
Basic:

Average shares outstanding                                         4,642                    4,646                  4,668
                                                                ========                   ======                =======
  Net income applicable to common shareholders                  $(12,356)                  $4,323                $(6,476)
                                                                ========                   ======                =======
    Net income per share amount                                 $  (2.66)                  $ 0.93                $ (1.39)
                                                                ========                   ======                =======


Assuming dilution:
Average shares outstanding                                                                 4,646
Effect of dilutive options                                                                   214
                                                                                          ------
    Totals                                                                                 4,860
                                                                                          ======
 Net income applicable to common shareholders                                             $4,323
                                                                                          ======
 Net income per share amount                                                              $ 0.89
                                                                                          ======
The calculation for the twelve month period
  for 1997 is not presented as the effect of
  the options would be anti dilutive.